8-K 1 eightkfy.htm BAB, INC. - 8-K CHANGE IN FISCAL YEAR

FORM 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Mark One)

Date of Report
December 4, 2002

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	Commission file number	36-4389547
(State or other jurisdiction of incorporation or organization)	0-31555	(I.R.S. Employer Identification No.)

8501 West Higgins Road, Suite 320, Chicago, Illinois 60631

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (773) 380-6100

Item 1. Changes in Control of Registrant	Not Applicable

Item 2. Acquisition or disposition of Assets	Not Applicable

Item 3. Bankruptcy or Receivership	Not Applicable

Item 4. Changes in Registrant's Certifying Accountant	Not Applicable

Item 5. Other Events	Not Applicable

Item 6. Resignations of Registrant's Directors	Not Applicable

Item 7. Financial Statements and Exhibits	Not Applicable

Item 8. Change in Fiscal Year	On November 22, 2002, BAB, INC. (“Company”) changed its 52/53-week fiscal year from the last Sunday of November to a fiscal year ending November 30. The Company will accordingly prepare its Form 10-KSB for the annual fiscal period November 26, 2001 through November 30, 2002, and submit it to the Securities and Exchange Commission by February 28, 2003. The Company’s future quarters will end on the last day of February, May, August and November. The change was made to improve the Company’s ability to monitor its results and the Company does not believe it will have a material effect on the current or future year’s financial results.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)
/s/ Michael W. Evans
December 4, 2002	(Signature)
(Date)	Michael W. Evans, Chief Executive Officer